Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made by and between Ceridian HCM, Inc. (“Ceridian HCM”) and Christopher R. Armstrong (“Executive”).

WHEREAS, Ceridian HCM and Executive are parties to an existing Employment Agreement with an effective date of May 1, 2019 (the “Employment Agreement”);

WHEREAS, Ceridian HCM and Executive desire to amend the Employment Agreement as reflected herein.

NOW, THEREFORE, the parties agree that effective as of full execution of this Amendment, the following amendment will be made a part of the Employment Agreement:

1.Section 2.01 of the Employment Agreement shall be amended by deleting the phrase “reporting to the Chief Executive Officer” and replacing it with “reporting to the executive role as identified by Ceridian from time to time”.

2.For the avoidance of doubt, by signing below, the parties acknowledge and agree that the change in the position to which Executive reports as reflected in Section 1 above shall not be deemed a “Good Reason” event as that term is defined in Section 1.13 of the Employment Agreement.

This Amendment will be attached to and be a part of the Employment Agreement between Ceridian HCM and Executive.

Except as set forth herein, the Employment Agreement will remain in full force and effect without modification.

CERIDIAN HCM, INC.

Date:	November 5, 2019	By:	David Ossip
David Ossip
		Its:	Chief Executive Officer

EXECUTIVE:

Date:	October 27, 2019	/s/ Christopher R. Armstrong
Christopher R. Armstrong